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                                                                     EXHIBIT 4.1



                                MICROHEART, INC.

                          ----------------------------

                        COMMON STOCK REPURCHASE AGREEMENT

                          ----------------------------




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                                MICROHEART, INC.

                        COMMON STOCK REPURCHASE AGREEMENT

        THIS COMMON STOCK REPURCHASE AGREEMENT (the "AGREEMENT") is made as of the 5th day of April, 2002 (the "EFFECTIVE DATE") by and among MICROHEART, INC. (F/K/A MICROHEART HOLDINGS, INC.), a Delaware corporation (the "COMPANY"), and CARDIOGENESIS CORPORATION (F/K/A ECLIPSE SURGICAL TECHNOLOGIES, INC.) (the "SELLER").

        WHEREAS, the Seller currently holds an aggregate of eleven million five hundred one thousand (11,501,000) shares of the Common Stock of the Company pursuant to the exercise of those certain Common Stock Warrants Nos. CSW-1 and CSW-5 between Seller and the Company dated November 20, 1998 and pursuant to the Purchase Agreement dated November 20, 1998 by and among the Company, Seller and certain other parties;

        WHEREAS, the Seller desires to sell eleven million five hundred one thousand (11,501,000) shares of the Common Stock of the Company as herein described, on the terms and conditions hereinafter set forth; and

        WHEREAS, the Company desires to purchase eleven million five hundred one thousand (11,501,000) shares of the Common Stock of the Company on the terms and conditions hereinafter set forth.

The parties hereby agree as follows:

-   TERMS OF THE REPURCHASE

    o THE REPURCHASE. Subject to the terms of this Agreement, Seller agrees to sell to the Company and the Company agrees to purchase from the Seller, eleven million five hundred one thousand (11,501,000) shares of the Company's Common Stock (the "SHARES") for an aggregate purchase price of two million two hundred eighty five thousand one hundred fifty dollars ($2,285,150).

-   THE CLOSING

    o CLOSING DATE. The closing of the purchase and sale of the Shares (the "CLOSING") shall be held on the Effective Date, or at such other time as the Company and the Seller shall agree (the "CLOSING DATE").

    o DELIVERY. At the Closing (i) the Seller will deliver to the Company stock certificates representing the Shares duly endorsed for transfer and any such other instruments of assignment and transfer effective in each case to vest in the Company all right, title and interest in and to the Shares, free of any liens, encumbrances, mortgages, pledges or charges; and (ii) the Company will deliver to the Seller a check or wire transfer made payable to the order of the Seller.


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-   REPRESENTATIONS AND WARRANTIES OF THE SELLER

        The Seller hereby represents and warrants to the Company as follows:

    o CORPORATE POWER. The Seller will have at the Closing Date all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

    o OWNERSHIP. Seller represents and warrants that it is the sole legal and beneficial owner of all right, title and interest to the Shares, that the Shares are not subject to any mortgage, pledge, lien, encumbrance or charge and that no other person has any interest in the Shares or any portion or interest thereof.

    o AUTHORIZATION. All corporate action on the part of the Seller, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Seller and the performance of the Seller's obligations hereunder has been taken. This Agreement shall constitute a valid and binding obligation of the Seller enforceable in accordance with its terms.

    o NO CONSENTS. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Seller is a party or to which the Seller is subject that is required for the execution, delivery or performance by the Seller of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

    o FURTHER ASSURANCES. Seller agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement.

-   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Seller as follows:

    o CORPORATE POWER. The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

    o AUTHORIZATION. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder has been taken. This Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms.


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    o   NO CONSENTS. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Company is a party or to which the Company is subject that is required for the execution, delivery or performance by the Company of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

-   MISCELLANEOUS

    o BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

    o GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

    o COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    o EXPENSES. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

    o INDEPENDENT COUNSEL. Seller acknowledges that this Agreement has been prepared on behalf of the Company by Cooley Godward LLP, counsel to the Company and that Cooley Godward LLP does not represent, and is not acting on behalf of, Seller. Seller has been provided with an opportunity to consult with Seller's own counsel with respect to this Agreement.

    o TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    o NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or Seller at the addresses indicated on the signature page hereto or at such other addresses as the


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        Company or Seller may designate by ten (10) days advance written notice to the other party hereto.

    o MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Seller.

    o ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

        IN WITNESS WHEREOF, the parties have executed this COMMON STOCK REPURCHASE AGREEMENT as of the date first written above.

                                    COMPANY:

                                    MICROHEART, INC.

                                    By:  /s/ Richard L. Mueller
                                        ---------------------------------------
                                    Title:
                                          -------------------------------------
                                    Address: 2634 Bayshore Parkway
                                             Mountain View, CA 94043



                                    SELLER:

                                    CARDIOGENESIS CORPORATION

                                    By:  /s/ Michael J. Quinn
                                        ----------------------------------------
                                    Title:  Chairman and Chief Executive Officer
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                                    Address:  26632 Towne Centre Dr.
                                              Foothill Ranch, CA 92610




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